Registration No. ________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                        PREMIER INDUSTRIAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



                                     OHIO
                         (State or Other Jurisdiction
                      of Incorporation or Organization)

                                  34-0661122
                     (I.R.S. Employer Identification No.)


       4500 Euclid Avenue, P.O. Box 94884, Cleveland, Ohio  44101-4884
         (Address of Principal Executive Offices Including Zip Code)


                        PREMIER INDUSTRIAL CORPORATION
                          DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plan)


                Howard P. Frank, Vice President and Secretary
                        Premier Industrial Corporation
       4500 Euclid Avenue, P.O. Box 94884, Cleveland, Ohio  44101-4884
                   (Name and Address of Agent For Service)
                                (216) 391-8300
        (Telephone Number, Including Area Code, of Agent For Service)



                        CALCULATION OF REGISTRATION FEE

Title of                       Proposed Maxi  Proposed Maxi-
Securities     Amount          mum Offering   mum Aggregate     Amount of
to be          to be           Price Per      Offering          Registration
Registered     Registered (1)  Share (2)      Price (2)         Fee

Common Stock,
Without
Par Value      100,000 shares  $24.00        $2,400,000        $827.59


(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Stock, Without Par Value (the "Common Stock"), as may become issuable pursuant to the anti-dilution provisions of the Premier Industrial Corporation Director Stock Option Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the highand low sale prices of such securities on the New York Stock Exchange on October 27, 1995, within five business days prior to filing.




                       Exhibit Index Appears on Page    7


                        Part II


Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by Premier Industrial Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (1) the Registrant's Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended May 31, 1995 (the "Form 10-K"), (2) Registrant's Quarterly Report on Form 10-Q filed for the quarter ended August 31, 1995, and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed October 19, 1988, and any and all amendments and reports thereafter filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

         Not applicable. (Class of securities to be offered is registered under Section 12 of the Exchange Act.)

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Division (E)(1) of Section 1701.13 of the Ohio Revised Code (the "Ohio Code") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (non-profit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Division (E)(2) of Section 1701.13 of the Ohio Code authorizes a corporation to provide similar indemnification to any of the same persons who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person acted in any of the capacities set forth above, if he met the same standard of conduct, except that no indemnification may be made in respect of any of the following: (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that certain courts determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper; or (ii) any action or suit in which the only liability asserted against a director involves certain impermissible dividends or distributions to shareholders, purchases or redemptions of shares of the corporation, or non-ordinary course loans to officers, directors or shareholders.

         Section 1701.13 of the Ohio Code provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (E)(1) or (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Otherwise, any indemnification under divisions (E)(1) or (2) of Section 1701.13 shall be made by a corporation only as authorized in the specific case upon a determination (made by a majority vote of a quorum of disinterested directors, by shareholders, by a court of common pleas or the court in which the action, suit or proceeding was brought or, in certain circumstances, through the written opinion of independent legal counsel) that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct.

         Division (E)(5)(b) of Section 1701.13 provides that expenses (including attorneys' fees) incurred by a director, officer, employee or agent in defending any action, suit or proceeding referred to in such Section may be paid by the corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the corporation. Under division (E)(5)(a) of Section 1701.13 of the Ohio Code, such advancement of expenses is mandatory with respect to a director, provided that the director provides an undertaking of repayment and cooperation as described therein, unless the only liability asserted involves certain impermissible dividends, distributions, repurchases and loans or unless a corporation's articles or regulations (unlike those of the Registrant) expressly make this provision inapplicable.

         Pursuant to Section 1701.13(E) of the Ohio Code, the indemnification thereby authorized shall not be exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under the corporation's articles or regulations, or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and it shall continue as to a person who has ceased to be a director, officer, employee or agent. Such Section further provides that a corporation is empowered to purchase and maintain insurance or furnish similar protection for any director, officer, employee or agent against any liability asserted against him and incurred by him in any capacity described above, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 1701.13.

         Section 6.01 of the Regulations of the Registrant provides, in substance, for indemnification by the Registrant of its directors, officers and employees to the fullest extent then permitted by Ohio law. In addition, Section 6.01 of such Regulations states that the Registrant may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance on behalf of any persons described in such section against liabilities asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability. The Registrant has purchased insurance which covers its directors and officers against certain liabilities, including certain liabilities under the securities laws, which might be asserted against and incurred by them in such capacities and insures the Registrant for amounts which may be required to be paid to indemnify such directors and officers, in each case in accordance with the limits of such insurance policy.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following Exhibits are being filed as part of this Registration
Statement:

         4      Premier Industrial Corporation Director Stock Option Plan.

         5      Opinion of Counsel of Jones, Day, Reavis & Pogue.

        23(a)   Consent of Independent Auditors, KPMG Peat Marwick LLP.

        23(b)   Consent of Counsel (included in Exhibit 5).

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect
                         to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on November 2, 1995.

                                   PREMIER INDUSTRIAL CORPORATION



                                   By:  /s/Philip S. Sims
                                          Philip S. Sims
                                          Vice Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





   Signature                     Title                       Date


/s/Morton L. Mandel
Morton L. Mandel     Chairman of the Board and Director   November 2, 1995
                     (Principal Executive Officer)



/s/Jack N. Mandel
Jack N. Mandel       Finance Committee Chairman and       November 2, 1995
                     Director



/s/Joseph C. Mandel
Joseph C. Mandel     Executive Committee Chairman and     November 2, 1995
                     Director



/s/Philip S. Sims
Philip S. Sims       Vice Chairman of the Board and       November 2, 1995
                     Director (Principal Financial and
                     Accounting Officer)


/s/Edward B. Brandon
Edward B. Brandon    Director                             November 2, 1995


/s/Hugh Calkins
Hugh Calkins         Director                             November 2, 1995



John C. Colman       Director                             November _, 1995


/s/Scott S. Cowen
Scott S. Cowen       Director                             November 2, 1995


/s/William M. Hamilton
William M. Hamilton  Director                             November 2, 1995


/s/Bruce W. Johnson
Bruce W. Johnson     Director                             November 2, 1995

                                EXHIBIT INDEX





                                                                Pagination
                                                                by
                                                                sequential
Exhibit                   Exhibit                               numbering
Number                    Description                           system


4             Premier Industrial Corporation Director Stock         8
              Option Plan.

5             Opinion of Counsel of Jones, Day, Reavis &           12
              Pogue.

23(a)         Consent of Independent Auditors, KPMG Peat           13
              Marwick LLP.

23(b)         Consent of Counsel (included in Exhibit 5).          12

                                                           Exhibit 4

                       PREMIER INDUSTRIAL CORPORATION

                         DIRECTOR STOCK OPTION PLAN



1.    Purpose

The purpose of this Director Stock Option Plan (the "Plan") is to enhance the long-term success of Premier Industrial Corporation (the "Company") by providing an additional means to attract and retain able persons who are not employees to serve on the Board of Directors of the Company (the "Board") and by promoting the mutuality of interests between such directors and shareholders through ownership of the Common Stock of the Company, without par value ("Common Stock").

2.    Eligibility

Each person who, as of any applicable date, is a member of the Board and is not an officer or employee of the Company or any of its subsidiaries and has not received any stock option grant under the 1973 Stock Option Plan for Management Employees, as amended, for at least one year preceding such date (each such person, but now and hereafter excluding Jack N., Joseph C. and Morton L. Mandel, being referred to herein as an "Eligible Director") shall be eligible to receive grants under the Plan of options covering shares of Common Stock ("Stock Options"). If an Eligible Director subsequently becomes an employee of the Company while remaining a member of the Board, then such person's eligibility for any future grants hereunder shall thereupon cease, but any Stock Options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

3.    Shares Subject to the Plan

(a) General. Subject to adjustment as provided in Section 3(b) hereof, the total number of shares of Common Stock available for grant and reserved for issuance under the Plan while it is in effect shall not exceed 100,000. Such shares may be treasury shares or newly issued shares or a combination thereof, as may be determined from time to time by the Board or the Plan Committee (as defined in Section 7(a) hereof) or their designee. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired, surrendered or forfeited Stock Option granted hereunder shall be made available in connection with future Stock Option grants hereunder.

(b) Adjustments. In the event of (i) any stock dividend, stock split, reverse stock split, combination of shares, recapitalization, stock rights offering or other change in the capital structure of the Company, or
(ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing, the Board or the Plan Committee shall make or provide for such adjustments in the number and kind of shares of Common Stock or other securities authorized by and reserved for issuance under the Plan and the number, kind and option price of shares of Common Stock or other securities subject to outstanding Stock Options, but not the number of shares subject to grants to Eligible Directors as provided in Section 4 hereof, as the Board or Plan Committee, in its discretion exercised in good faith, determines is equitably required to preserve the economic value of the shares subject to the Plan and to prevent dilution or enlargement of the rights of Optionees with respect to unexercised Stock Options; provided, however, that the number of shares subject to any Stock Option shall at all times be a whole number and that, as necessary to achieve that result, share amounts shall be rounded down to the nearest whole number.

4.    Stock Option Grants

(a) Annual Grants. On November 1 of each year following the effective date of the Plan, each person who then is an Eligible Director (regardless of whether newly elected, re-elected or retained as a Director at the most recent preceding Annual Meeting of Shareholders of the Company) shall automatically be granted a Stock Option to purchase 1,500 shares of Common Stock as of such date. Each such grant shall be evidenced by a notice thereof by the Company to each Eligible Director.

(b) Available Shares. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then all Eligible Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

5.    Terms of Stock Options

Stock Options granted under the Plan shall be subject to the following additional terms and conditions:

(a) Option Price. The option price per share of Common Stock covered by a Stock Option shall be the fair market value of the Common Stock as of the date of grant, determined based on the closing price of Common Stock on the New York Stock Exchange on the date of grant or, if no shares of Common Stock were traded on such date, on the next preceding date on which shares of Common Stock traded ("Fair Market Value"), subject to adjustment pursuant to Section 3(b) hereof.

(b) Option Type. All Stock Options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

(c) Option Term. Each Stock Option shall expire six years after the date of grant, subject to earlier termination pursuant to Section 5(e) hereof.

(d) Exercisability. Each Stock Option shall become fully exercisable beginning on the first anniversary of the date of its grant, subject to
Section 5(e) hereof.

(e) Termination upon Cessation of Service. If an Eligible Director ceases to be a member of the Board for any reason whatsoever, whether by reason of death, Qualifying Disability (as hereinafter defined), retirement, resignation or otherwise ("Termination of Directorship"), then any unexercised option, whether or not otherwise then exercisable on the date of such Termination of Directorship, may be exercised, in whole or in part, at any time within one year after such Termination of Directorship, but in no event after the expiration of the term of the Stock Option pursuant to
Section 5(c) hereof. In such circumstances, the Stock Option may be exercised by the Eligible Director or the Eligible Director's legal representative (in the event of his or her death or Qualifying Disability). For purposes of the Plan, the term "Qualifying Disability" shall mean a physical or mental condition that prevents the Eligible Director from performing his or her duties as a member of the Board, and which is expected to be permanent or for an indefinite duration exceeding one year.

(f) Payment. Stock Options may be exercised and shares of Common Stock delivered only upon payment to the Company in full of the purchase price of the shares of Common Stock to be purchased by whole or partial exercise of the Stock Option. Payment of the purchase price may, at the election of the Eligible Director, be made in (i) cash, (ii) previously acquired Common Stock, valued at its Fair Market Value on the date of exercise, or (iii) a combination thereof.

(g) Non-Transferability of Stock Options. No Stock Option or rights therein shall be assignable or transferable by any Eligible Director other than by will or by the laws of descent and distribution. All Stock Options shall be exercisable during the lifetime of any Eligible Director only by the Eligible Director or the duly authorized legal representative of such Eligible Director.

6.    Plan Effective Date and Duration

(a) Plan Effective Date. The Plan has been adopted by the Board on June 6, 1995 and shall become effective immediately following approval by the shareholders of the Company at the 1995 Annual Meeting of Shareholders or any adjournment thereof.

(b) Duration. The Plan will terminate on such date as no shares of Common Stock remain available for the grant of Stock Options under the Plan or at such earlier date as the Board may determine, subject to Section 8 hereof. Termination of the Plan will not affect any Stock Options then outstanding under the Plan.

7.    Plan Administration

(a) By Board or Plan Committee. The Plan shall be administered by the Board or by a Plan committee (which need not consist of directors) duly appointed by the Board from time to time and having such powers as may be specified by the Board (the "Plan Committee"). The initial Plan Committee appointed by the Board of Directors as a part of its approval of the Plan shall consist of the Chairman of the Board, the Vice Chairman of the Board and the Vice President and General Counsel of the Company.

(b) Administrative Authority. The Board or the Plan Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, to interpret the terms and provisions of the Plan and any Stock Option granted hereunder (and any agreement relating thereto) and to otherwise supervise the administration of the Plan. The determination of the Board or the Plan Committee on all matters relating to the Plan or any agreement relating thereto shall be conclusive and final. No member of the Board or the Plan Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option.

(c) Limitations. Notwithstanding the foregoing, the selection of Eligible Directors to whom Stock Options are to be granted, the timing of such grants, the number of shares subject to any Stock Option, the periods during which any Stock Option may be exercised and the term of any Stock Option shall be as provided in the Plan, and neither the Board nor the Plan Committee shall have any discretion as to such matters. The Plan is intended to allow Eligible Directors to receive Stock Options without causing them to cease to be "disinterested persons," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule, in the form then applicable to the Company
("Rule 16b-3"), with respect to other stock options of the Company. To the extent that any provision of the Plan or action by the Board or the Plan Committee with respect thereto would be inconsistent with such intent, such provision or action shall be null and void.

8.    Plan Amendment or Discontinuance

The Board may amend or discontinue the Plan, but no amendment or discontinuation shall be made which would: (a) impair the rights of an Eligible Director under any outstanding Stock Option without the consent of such Eligible Director or his or her duly authorized legal representative, except such an amendment made to cause grants and other transactions under the Plan to qualify for the exemption provided by Rule 16b-3; or
(b) disqualify grants and other transactions under the Plan from the exemption provided by Rule 16b-3. Notwithstanding the foregoing or any other term of the Plan, no amendment to the Plan may be made by the Board, without the approval of Company shareholders, which (i) changes the eligibility criteria for receipt of Stock Options under the Plan,
(ii) changes vesting conditions, terms of exercisability, timing, amount or exercise price of Stock Options under the Plan, or (iii) materially increases the aggregate number of shares of Common Stock which may be issued under the Plan. In addition, no amendment shall be made without the approval of Company shareholders to the extent such approval is required by applicable law or agreement. If required to maintain qualification under Rule 16b-3, the Plan shall not be materially amended more often than once every six months, other than to comport with changes in the Code or the rules and regulations thereunder.

9.    General Provisions

(a) Non-Exclusive Benefit. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements applicable to members of the Board, including Eligible Directors.

(b) Direct Obligation. Benefits payable under the Plan to any person shall be satisfied directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment or satisfaction of, benefits under the Plan.

(c)   No Right to Continue as Director.  Nothing in the Plan, or any
Stock Option granted under the Plan, shall confer any right on any person to continue as a director of the Company or affect in any manner the rights of the shareholders of the Company or the Board to elect and remove directors.

(d) Governing Law. The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Ohio, except with respect to its choice of law rules.

(e) Governing Exchange Act Rules. The Plan is intended to comply with and be subject to Rule 16b-3 under the Securities Exchange Act of 1934 as such Rule was in effect prior to May 1, 1991. The Plan Committee may elect at any time that the Plan shall be subject to Rule 16b-3 as in effect on or after May 1, 1991.

(f) Securities Law Registration. The Company intends to register shares of Common Stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, once shareholder approval has been obtained. Unless and until the shares have been so registered, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. Any certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

                                                         Exhibit 5


                                        November 2, 1995


Premier Industrial Corporation
4500 Euclid Avenue
P.O. Box 94884
Cleveland, Ohio  44101-4884

          Re:  Premier Industrial Corporation
               Director Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel for Premier Industrial Corporation, an Ohio corporation (the "Registrant") in connection with the Premier Industrial Corporation Director Stock Option Plan (the "Plan"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that the shares of the Registrant's Common Stock, without par value, that may be issued or transferred and sold pursuant to the Plan will be, when issued or transferred and sold in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Registrant to effect registration of the Common Stock to be issued and sold pursuant to the Plan under the Securities Act of 1933.

                                           Very truly yours,


                                           /s/Jones, Day, Reavis & Pogue
                                           Jones, Day, Reavis & Pogue


                                                        Exhibit 23(a)



                  INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Premier Industrial Corporation


We consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to the Premier Industrial Corporation Director Stock Option Plan of our report dated July 20, 1995, relating to the consolidated balance sheets of Premier Industrial Corporation and subsidiaries as of May 31, 1995 and 1994, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1995, which report appears in the May 31, 1995 annual report on Form 10-K of Premier Industrial Corporation.






/s/KPMG Peat Marwick LLP
KPMG PEAT MARWICK LLP


Cleveland, Ohio
October 27, 1995